UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 21, 2016

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 21, 2016, the board of directors elected R. Halsey Wise as one of our Class I directors effective immediately.  His term will expire at the 2018 Annual Meeting of Stockholders. He was also appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of our board of directors.

Upon his election to the board, Mr. Wise was granted 2,303 Restricted Stock Units and an option to acquire 3,936 shares of our common stock. He will receive cash compensation in accordance with our director compensation policy as described in the company’s definitive proxy statement on Schedule 14A filed on October 23, 2015.

Mr. Wise is currently Chairman and Chief Executive of Lime Barrel Advisors, LLC, a private investment firm he founded in 2010. On July 21, 2016, we issued a press release announcing his election to our board of directors.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on July 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: July 25, 2016	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on July 21, 2016.